LIONS GATE REPORTS FISCAL 2006 SECOND QUARTER REVENUE
OF $212.6 MILLION, NET LOSS OF $14.1 MILLION
AND FREE CASH FLOW OF $6.1 MILLION
Timing of Marketing And Distribution Costs for Wide Release Films Is
Primary Contributor to Negative EBITDA In The Quarter
Television Business Generates Another $42.7 Million In Production Revenues, With Six-
Month Total of $88.6 Million, Up Nearly 60% From
Prior Year’s Six-Month Period
SANTA MONICA, CA, and VANCOUVER, BC, November 9, 2005 – Lions Gate Entertainment (NYSE and TSX: LGF), the premier independent filmed entertainment production and distribution studio, today reported $212.6 million in revenues, net loss of $14.1 million, EBITDA (earnings before interest expense, interest rate swaps mark-to-market, interest income, income tax provision, depreciation and minority interests) of negative $9.3 million and free cash flow of $6.1 million for its fiscal 2006 second quarter ended September 30, 2005.
Revenue of $212.6 million decreased $18.5 million, or 8.0%, compared to $231.1 million in the prior year’s quarter. Net loss of $14.1 million, or loss per share of $0.14 on 102.4 million weighted average common shares outstanding, compared to net income of $8.3 million, or basic income per share of $0.09, on 96.3 million weighted average common shares outstanding, in the prior year’s quarter. EBITDA of negative $9.3 million compared to EBITDA of $15.4 million for the three months ended September 30, 2004, and free cash flow of positive $6.1 million compared to free cash flow of $9.8 million in the prior year’s quarter.
The Company noted that it spent approximately $35 million to market and distribute two wide release films, Lord of War and The Devil’s Rejects, contributing to a $26 million loss on those films in the quarter. Lions Gate expects that both Lord of War and The Devil’s Rejects will be profitable after release in their DVD and pay television windows.
Principal revenue drivers during the second quarter were the theatrical releases Lord of War and The Devil’s Rejects, the DVD titles Crash, Barbie™ And The Magic of Pegasus and State Property 2 along with continuing sales of Diary of A Mad Black Woman, released late in the first quarter, international sales of The Final Cut and The Devil’s Rejects and domestic deliveries of the one-hour drama series Wildfire (ABC Family), Missing (Lifetime) and The Dead Zone (USA) as well as the critically-acclaimed half-hour drama series Weeds (Showtime).
“As usual, our fiscal year will be heavily backloaded, especially with the powerful theatrical box office performance and anticipated strong DVD sales of Saw II,” said Lions Gate Chief Executive Officer Jon Feltheimer. “The second half of our year will be driven by a very exciting theatrical slate, coupled with an expected increase in library sales, forecasted strong seasonal home entertainment DVD revenues in the third quarter and ongoing growth of our television operations.”

Saw II has grossed approximately $62 million at the domestic box office in its first 12 days of release, achieving the biggest-grossing opening weekend in Lions Gate’s history, and already eclipsing the $55.2 million domestic box office total of the original Saw. The Company also noted that it anticipates that five of its seven wide release theatrical films fiscal year-to-date will ultimately be profitable – Crash, The Devil’s Rejects, Lord of War, Waiting and Saw II. Remaining wide releases on Lions Gate’s fiscal 2006 slate include the Usher film In The Mix, the horror film Hostel, directed by Eli Roth and presented by Quentin Tarantino, and the next film in the Company’s Tyler Perry franchise, Tyler Perry’s Madea’s Family Reunion.
Lions Gate also reported that its filmed entertainment backlog at September 30, 2005 was $129.4 million, which represents future revenue not yet recorded from executed contracts for the television exhibition and international sales of titles such as Diary of A Mad Black Woman, Saw II, Crash, In The Mix and the television series Missing.
For the six months ended September 30, 2005, Lions Gate reported revenues of $406.8 million, down 3.1% compared to $419.8 million for the first six months of fiscal 2005. Net loss for the six months was $35.9 million, or loss per share of $0.35 on 102.1 million weighted average common shares outstanding, compared to net loss of $3.1 million for the prior year’s first six months or loss per share of $0.03 on 95.6 million weighted average common shares outstanding. EBITDA of negative $26.1 million for the first six months of fiscal 2006 compared to EBITDA of $8.1 million for the first six months of fiscal 2005. Six-month free cash flow of $35.6 million compared to free cash flow of $49.2 million in the prior year’s first six months.
Lions Gate senior management will hold its analyst and investor conference call to discuss its fiscal 2006 second quarter financial results at 9:00 AM ET/6:00 AM PT tomorrow, Thursday, November 10, 2005. Interested parties may participate live in the conference call by calling 1-888-428-4480 (1-612-288-0318 outside the U.S. and Canada). A full digital replay will be available from Thursday morning, November 10, through Thursday, November 17, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code #799775.
Lions Gate is the premier independent producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library is a valuable source of stable, recurring revenue and is a foundation for the growth of the Company’s core businesses. The Lions Gate brand name is synonymous with original, daring, quality entertainment in markets around the globe.
www.lgf.com
*               *               *               *               *
For further information, contact:
Peter D. Wilkes
310-255-3726
pwilkes@lgf.com

The matters discussed in this press release include forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “will,” “may,” “anticipate,” “assuming,” “expected,” “forecasted” and the negative of these terms. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including but not limited to the possibility of budget overruns, the uncertainty of commercial success of the motion pictures and television programming we distribute, high costs associated with negotiating acquisitions and integrating new businesses, substantial competition and the other risk factors set forth in Lions Gate’s Form 8-K filed with the Securities and Exchange Commission on June 29, 2005. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2005	2005
	(Unaudited)
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$51,347	$112,839
Restricted cash	997	2,913
Investments — auction rate preferreds	90,326	—
Investments — equity securities*	14,509	—
Accounts receivable, net of reserve for video returns of $50,498 (March 31, 2005 — $58,449) and provision for doubtful accounts of $6,592 (March 31, 2005 — $6,102)	129,590	150,019
Investment in films and television programs	387,718	367,376
Property and equipment	32,487	30,842
Goodwill	161,182	161,182
Other assets	31,714	29,458

	$899,870	$854,629

LIABILITIES
Bank loans	$—	$1,162
Accounts payable and accrued liabilities	151,299	134,200
Film obligations	205,601	130,770
Subordinated notes	385,000	390,000
Mortgages payable	17,066	18,640
Deferred revenue	41,916	62,459
Minority interests	—	259

	800,882	737,490

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 103,384,036 at September 30, 2005 and 101,843,708 at March 31, 2005 shares issued and outstanding	320,128	305,662
Series B preferred shares (10 shares issued and outstanding)	—	—
Restricted common share units	3,268	—
Unearned compensation	(2,966)	—
Accumulated deficit	(219,151)	(183,226)
Accumulated other comprehensive loss	(2,291)	(5,297)

	98,988	117,139

	$899,870	$854,629

* Image Entertainment, Inc. common shares

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
	(Amounts in thousands, except per share amounts)
Revenues	$212,588	$231,064	$406,817	$419,788

Expenses:
Direct operating	109,015	94,262	209,279	175,072
Distribution and marketing	97,688	104,217	191,169	202,283
General and administration	15,133	17,850	32,462	34,977
Depreciation	597	714	1,345	1,389

Total expenses	222,433	217,043	434,255	413,721

Operating Income (Loss)	(9,845)	14,021	(27,438)	6,067

Other Expense (Income):
Interest expense	4,905	5,652	9,789	11,113
Interest rate swaps mark-to-market	(238)	71	99	(1,989)
Interest income	(851)	—	(1,916)	(37)
Minority interests	—	144	—	21
Other income	—	(825)	—	(825)

Total other expenses	3,816	5,042	7,972	8,283

Income (Loss) Before Equity Interests and Income Taxes	(13,661)	8,979	(35,410)	(2,216)
Equity interests	(54)	(200)	(54)	(200)

Income (Loss) Before Income Taxes	(13,715)	8,779	(35,464)	(2,416)
Income tax provision	(391)	(449)	(461)	(716)

Net Income (Loss)	$(14,106)	$8,330	$(35,925)	$(3,132)

Basic Income (Loss) Income Per Common Share	$(0.14)	$0.09	$(0.35)	$(0.03)

Diluted Income (Loss) Per Common Share	$(0.14)	$0.08	$(0.35)	$(0.03)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

			Series B		Restricted				Accumulated
	Common Shares		Preferred Shares		Common			Comprehensive	Other
					Share	Unearned	Accumulated	Income	Comprehensive
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	(Loss)	Total
	(Amounts in thousands, except share amounts)
Balance at March 31, 2004	93,615,896	$280,501	10	$—			$(203,507)		$(7,385)	$69,609
Exercise of stock options	4,991,141	13,871								13,871
Exercise of warrants	3,220,867	10,842								10,842
Issuance to directors for services	15,804	137								137
Impact of previously modified stock options	—	311								311
Comprehensive income (loss):
Net income							20,281	$20,281		20,281
Foreign currency translation adjustments								2,374	2,374	2,374
Net unrealized loss on foreign exchange contracts								(286)	(286)	(286)

Comprehensive income								$22,369		—

Balance at March 31, 2005	101,843,708	$305,662	10	$—			$(183,226)		$(5,297)	$117,139
Exercise of stock options	205,612	681								681
Issuance to directors for services	6,250	62								62
Impact of previously modified stock options	—	27								27
Issuance of common shares in connection with acquisition of film assets	399,042	4,000								4,000
Issuance of common shares in connection with acquisition of common shares of Image Entertainment	885,258	9,251								9,251
Issuance of restricted share units					$3,713	$(3,713)				—
Amortization of restricted share units						747				747
Vesting of restricted share units	44,166	445			(445)					—
Comprehensive income (loss):
Net loss							(35,925)	(35,925)		(35,925)
Foreign currency translation adjustments								1,248	1,248	1,248
Net unrealized gain on foreign exchange contracts								(29)	(29)	(29)
Unrealized gain on investments - available for sale								1,787	1,787	1,787

Comprehensive loss								$(32,919)		—

Balance at September 30, 2005	103,384,036	$320,128	10	$—	$3,268	$(2,966)	$(219,151)		$(2,291)	$98,988

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months	Six Months
	Ended	Ended
	September 30,	September 30,
	2005	2004
	(Amounts in thousands)
Operating Activities:
Net loss	$(35,925)	$(3,132)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,345	1,389
Amortization of deferred financing costs	1,849	1,700
Amortization of films and television programs	134,409	124,370
Amortization of intangible assets	1,240	1,096
Non-cash stock-based compensation	836	364
Interest rate swaps mark-to-market	99	(1,989)
Gain on disposition of assets	—	(666)
Minority interests	—	21
Equity interests	54	200
Changes in operating assets and liabilities:
Decrease in restricted cash	1,916	—
Accounts receivable, net	14,929	(42,889)
Increase in investment in films and television programs	(157,411)	(83,830)
Other assets	(2,916)	(19)
Accounts payable and accrued liabilities	20,823	16,003
Film obligations	76,632	39,003
Deferred revenue	(20,152)	(2,282)

Net Cash Flows Provided By Operating Activities	37,728	49,339

Investing Activities:
Purchases of investments — auction rate preferreds	(137,827)	—
Purchases of investments — equity securities	(3,470)	—
Sales of investments — auction rate preferreds	47,500	—
Cash received from sale of investment	2,945	—
Cash received from disposition of assets, net	—	882
Purchases of property and equipment	(2,092)	(175)

Net Cash Flows Provided By (Used In) Investing Activities	(92,944)	707

Financing Activities:
Issuance of common shares	681	12,108
Financing fees	(260)	(1,221)
Repayment of subordinated notes	(5,000)	—
Decrease in bank loans	—	(63,663)
Repayment of mortgages payable	(2,211)	(840)

Net Cash Flows Used In Financing Activities	(6,790)	(53,616)

Net Change In Cash And Cash Equivalents	(62,006)	(3,570)
Foreign Exchange Effects On Cash	514	2,016
Cash and Cash Equivalents — Beginning Of Period	112,839	7,089

Cash and Cash Equivalents — End Of Period	$51,347	$5,535

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO NET INCOME (LOSS)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
	(Amounts in thousands)
EBITDA, as defined	$(9,302)	$15,360	$(26,147)	$8,081
Depreciation	(597)	(714)	(1,345)	(1,389)
Interest expense	(4,905)	(5,652)	(9,789)	(11,113)
Interest rate swaps mark-to-market	238	(71)	(99)	1,989
Interest income	851	—	1,916	37
Minority interests	—	(144)	—	(21)
Income tax provision	(391)	(449)	(461)	(716)

Net income (loss)	$(14,106)	$8,330	$(35,925)	$(3,132)

EBITDA is defined as earnings before interest expense, interest rate swaps mark-to-market, interest income, income tax provision, depreciation and minority interests.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
FROM OPERATIONS (AFTER DEBT SERVICE)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$7,561	$9,932	$37,728	$49,339
Purchases of property and equipment	(1,463)	(130)	(2,092)	(175)

Free Cash Flow From Operations (after debt service), as defined	$6,098	$9,802	$35,636	$49,164

Free cash flow is defined as net cash flows provided by operating activities less purchases of property and equipment.